EXHIBIT 99.1

Vornado Announces Third Quarter 2020 Financial Results

November 2, 2020 04:30 PM Eastern Standard Time

NEW YORK.......VORNADO REALTY TRUST (NYSE: VNO) reported today:
Quarter Ended September 30, 2020 Financial Results
    NET INCOME attributable to common shareholders for the quarter ended September 30, 2020 was $53,170,000, or $0.28 per diluted share, compared to $322,906,000, or $1.69 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net loss attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended September 30, 2020 was $16,613,000, or $0.09 per diluted share, and net income attributable to common shareholders, as adjusted for the quarter ended September 30, 2019 was $52,624,000, or $0.28 per diluted share.
    FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended September 30, 2020 was $278,507,000, or $1.46 per diluted share, compared to $279,509,000, or $1.46 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarters ended September 30, 2020 and 2019 was $112,595,000 and $170,966,000, or $0.59 and $0.89 per diluted share, respectively.
Nine Months Ended September 30, 2020 Financial Results
    NET LOSS attributable to common shareholders for the nine months ended September 30, 2020 was $139,617,000, or $0.73 per diluted share, compared to net income attributable to common shareholders of $2.905 billion, or $15.20 per diluted share, for the nine months ended September 30, 2019. Adjusting for the items that impact period-to-period comparability listed in the table on the following page, net loss attributable to common shareholders, as adjusted (non-GAAP) for the nine months ended September 30, 2020 was $6,523,000, or $0.03 per diluted share, and net income attributable to common shareholders, as adjusted for the quarter ended September 30, 2019 was $120,372,000, or $0.63 per diluted share, respectively.
    FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the nine months ended September 30, 2020 was $612,123,000, or $3.20 per diluted share, compared to $691,522,000, or $3.62 per diluted share, for the nine months ended September 30, 2019. Adjusting for the items that impact period-to-period comparability listed in the table on page 3, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the nine months ended September 30, 2020 and 2019 was $356,065,000 and $494,936,000, or $1.86 and $2.59 per diluted share, respectively.

The following table reconciles our net income (loss) attributable to common shareholders to net (loss) income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to common shareholders	$53,170	$322,906	$(139,617)	$2,904,589
Per diluted share	$0.28	$1.69	$(0.73)	$15.20

Certain (income) expense items that impact net income (loss) attributable to common shareholders:
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	$(186,909)	$(109,035)	$(295,825)	$(328,910)
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the Joint Venture attributable to the GAAP required write-up of the retained interest	103,201	—	409,060	—
Severance accrual related to Hotel Pennsylvania closure, net of $3,145 of income tax benefit	6,101	—	6,101	—
Our share of loss (income) from real estate fund investments	2,524	(1,455)	64,771	22,207
Net gains on sale of real estate (primarily our 25% interest in 330 Madison Avenue in 2019)	—	(178,769)	—	(178,769)
Mark-to-market decrease in Pennsylvania Real Estate Investment Trust ("PREIT") common shares (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)	—	4,875	4,938	19,211
608 Fifth Avenue non-cash (lease liability extinguishment gain) impairment loss and related write-offs	—	—	(70,260)	101,092
Credit losses on loans receivable resulting from a new GAAP accounting standard effective January 1, 2020	—	—	13,369	—
Net gain on transfer to Fifth Avenue and Times Square retail JV, net of $11,945 attributable to noncontrolling interests	—	—	—	(2,559,154)
Net gain from sale of Urban Edge Properties ("UE") common shares (sold on March 4, 2019)	—	—	—	(62,395)
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	—	22,540
Mark-to-market increase in Lexington Realty Trust ("Lexington") common shares (sold on March 1, 2019)	—	—	—	(16,068)
Real estate impairment losses	—	—	—	7,500
Other	766	(4,811)	10,681	(857)
	(74,317)	(289,195)	142,835	(2,973,603)
Noncontrolling interests' share of above adjustments	4,534	18,913	(9,741)	189,386
Total of certain (income) expense items that impact net income (loss) attributable to common shareholders	$(69,783)	$(270,282)	$133,094	$(2,784,217)

Net (loss) income attributable to common shareholders, as adjusted (non-GAAP)	$(16,613)	$52,624	$(6,523)	$120,372
Per diluted share (non-GAAP)	$(0.09)	$0.28	$(0.03)	$0.63

    The following table reconciles our FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$278,507	$279,509	$612,123	$691,522
Per diluted share (non-GAAP)	$1.46	$1.46	$3.20	$3.62

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units	$(186,909)	$(109,035)	$(295,825)	$(328,910)
Severance accrual related to Hotel Pennsylvania closure, net of $3,145 of income tax benefit	6,101	—	6,101	—
Our share of loss (income) from real estate fund investments	2,524	(1,455)	64,771	22,207
608 Fifth Avenue non-cash (lease liability extinguishment gain) impairment loss and related write-offs	—	—	(70,260)	77,156
Credit losses on loans receivable resulting from a new GAAP accounting standard effective January 1, 2020	—	—	13,369	—
Prepayment penalty in connection with redemption of $400 million 5.00% senior unsecured notes due January 2022	—	—	—	22,540
Other	381	(5,229)	7,045	(2,931)
	(177,903)	(115,719)	(274,799)	(209,938)
Noncontrolling interests' share of above adjustments	11,991	7,176	18,741	13,352
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(165,912)	$(108,543)	$(256,058)	$(196,586)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$112,595	$170,966	$356,065	$494,936
Per diluted share (non-GAAP)	$0.59	$0.89	$1.86	$2.59
____________________________________________________________
(1)    See page 13 for a reconciliation of our net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2020 and 2019.

COVID-19 Pandemic
Our business has been adversely affected as a result of the COVID-19 pandemic and the preventive measures taken to curb the spread of the virus. Some of the effects on us include the following:
•With the exception of grocery stores and other "essential" businesses, many of our retail tenants closed their stores in March 2020 and began reopening when New York City entered phase two of its state-mandated reopening plan on June 22, 2020.
•While our buildings remain open, many of our office tenants are working remotely.
•We have closed the Hotel Pennsylvania. In connection with the closure, we accrued $9,246,000 of severance for furloughed Hotel Pennsylvania union employees and recognized a corresponding $3,145,000 income tax benefit for the three and nine months ended September 30, 2020.
•We have cancelled trade shows at theMART for the remainder of 2020.
•Because certain of our development projects were deemed "non-essential," they were temporarily paused in March 2020 due to New York State executive orders and resumed once New York City entered phase one of its state mandated reopening plan on June 8, 2020.
•As of April 30, 2020, we placed 1,803 employees on furlough, which included 1,293 employees of Building Maintenance Services LLC ("BMS"), a wholly owned subsidiary, which provides cleaning, security and engineering services primarily to our New York properties, 414 employees at the Hotel Pennsylvania and 96 corporate staff employees. As of October 31, 2020, 40% of the furloughed employees have returned to work.
•Effective April 1, 2020, our executive officers waived portions of their annual base salary for the remainder of 2020.
•Effective April 1, 2020, each non-management member of our Board of Trustees agreed to forgo their $75,000 annual cash retainer for the remainder of 2020.
While we believe our tenants are required to pay rent under their leases, in limited circumstances, we have agreed to and may continue to agree to rent deferrals and rent abatements for certain of our tenants. We have made a policy election in accordance with the Financial Accounting Standards Board (“FASB”) Staff Q&A which provides relief in accounting for leases during the COVID-19 pandemic, allowing us to continue recognizing rental revenue on a straight-line basis for rent deferrals, with no impact to revenue recognition, and to recognize rent abatements as a reduction to rental revenue in the period granted.
For the quarter ended September 30, 2020, we collected 93% (95% including rent deferrals) of rent due from our tenants, comprised of 95% (97% including rent deferrals) from our office tenants and 82% (85% including rent deferrals) from our retail tenants. Rent deferrals generally require repayment in monthly installments over a period not to exceed twelve months.
Based on our assessment of the probability of rent collection of our lease receivables, we have written off $13,873,000 and $50,170,000 of receivables arising from the straight-lining of rents for the three and nine months ended September 30, 2020, respectively, including the JCPenney retail lease at Manhattan Mall and the New York & Company, Inc. office lease at 330 West 34th Street. Both tenants have filed for Chapter 11 bankruptcy. In addition, we have written off $12,364,000 and $21,186,000 of tenant receivables deemed uncollectible for the three and nine months ended September 30, 2020, respectively. These write-offs resulted in a reduction of lease revenues and our share of income from partially owned entities. Prospectively, revenue recognition for these tenants will be based on actual amounts received.
In light of the evolving health, social, economic, and business environment, governmental regulation or mandates, and business disruptions that have occurred and may continue to occur, the impact of the COVID-19 pandemic on our financial condition and operating results remains highly uncertain but the impact could be material. The impact on us includes lower rental income and potentially lower occupancy levels at our properties which will result in less cash flow available for operating costs, to pay our indebtedness and for distribution to our shareholders. During 2020, we have experienced a decrease in cash flow from operations due to the COVID-19 pandemic, including reduced collections of rents billed to certain of our tenants, the closure of Hotel Pennsylvania, the cancellation of trade shows at theMART through 2020, and lower revenues from BMS and signage. In addition, we have concluded that our investment in Fifth Avenue and Times Square JV is "other-than-temporarily" impaired and recorded non-cash impairment losses, net of noncontrolling interests, of $103,201,000 and $409,060,000, respectively, during the three and nine months ended September 30, 2020. The impairment losses are included in “(loss) income from partially owned entities” on our consolidated statements of income. The value of our real estate assets may continue to decline, which may result in additional non-cash impairment charges in future periods and that impact could be material.

FFO, as Adjusted Bridge - Q3 2020 vs. Q3 2019
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2019 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2020:

	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2019	$171.0	$0.89

(Decrease) increase in FFO, as adjusted due to:
Write-offs of straight-line rent receivables - non-cash ($13.9) and tenant receivables deemed uncollectible ($12.4)	(26.3)
Hotel Pennsylvania closed since April 1, 2020	(10.6)
Other tenant related items	(9.1)
theMART (primarily $5.6 from the cancellation of trade shows)	(7.5)
PENN District out of service for redevelopment	(6.3)
Lower revenues from Signage ($4.0) and BMS ($2.1)	(6.1)
Asset sales	(2.0)
Interest expense decrease (partially offset by lower capitalized interest) and other, net	7.1
	(60.8)
Noncontrolling interests' share of above items	2.4
Net decrease	(58.4)	(0.30)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended September 30, 2020	$112.6	$0.59
    See page 13 for reconciliations of our net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three and nine months ended September 30, 2020 and 2019. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

Dispositions:
PREIT
On January 23, 2020, we sold all of our 6,250,000 common shares of PREIT, realizing net proceeds of $28,375,000. We recorded a $4,938,000 loss (mark-to-market decrease) for the nine months ended September 30, 2020.
220 CPS
During the three months ended September 30, 2020, we closed on the sale of 19 condominium units at 220 CPS for net proceeds of $591,104,000 resulting in a financial statement net gain of $214,578,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with these sales, $27,669,000 of income tax expense was recognized on our consolidated statements of income. During the nine months ended September 30, 2020, we closed on the sale of 30 condominium units at 220 CPS for net proceeds of $939,292,000 resulting in a financial statement net gain of $338,862,000. In connection with these sales, $43,037,000 of income tax expense was recognized on our consolidated statements of income. From inception to September 30, 2020, we have closed on the sale of 95 units for net proceeds of $2,759,424,000 resulting in financial statement net gains of $1,024,479,000.
Financings:
    On February 28, 2020, we increased our unsecured term loan balance to $800,000,000 (from $750,000,000) by exercising an accordion feature. Pursuant to an existing swap agreement, $750,000,000 of the loan bears interest at a fixed rate of 3.87% through October 2023, and the balance of $50,000,000 floats at a rate of LIBOR plus 1.00% (1.15% as of September 30, 2020). The entire $800,000,000 will float thereafter for the duration of the loan through February 2024.
On August 12, 2020, we amended the $700,000,000 mortgage loan on 770 Broadway, a 1.2 million square foot Manhattan office building, to extend the term one year through March 2022.
On September 14, 2020, Alexander's, Inc. (NYSE: ALX) ("Alexander's"), in which we have a 32.4% ownership interest, amended and extended the $350,000,000 mortgage loan on the retail condominium of 731 Lexington Avenue. Under the terms of the agreement, Alexander's paid down the loan by $50,000,000 to $300,000,000, extended the maturity date to August 2025 and guaranteed the interest payments and certain leasing costs. The principal of the loan is non-recourse to Alexander's. The interest-only loan remains at the same rate, LIBOR plus 1.40% (1.56% as of September 30, 2020).
On October 15, 2020, we completed a $500,000,000 refinancing of PENN11, a 1.2 million square foot Manhattan office building. The interest-only loan carries a rate of LIBOR plus 2.75% (currently 2.90%) and matures in October 2025, as fully extended. The loan replaces the previous $450,000,000 loan that bore interest at a fixed rate of 3.95% and was scheduled to mature in December 2020.
On October 23, 2020, Alexander's completed a $94,000,000 financing of The Alexander, a 312-unit residential building that is part of Alexander's residential and retail complex located in Rego Park, Queens, New York. The interest-only loan has a fixed rate of 2.63% and matures in November 2027.
On November 2, 2020, we repaid the $52,476,000 mortgage loan on our land under a portion of the Borgata Hotel and Casino complex. The 10-year fixed rate amortizing loan bore interest at 5.14% and was scheduled to mature in February 2021.

Leasing Activity For The Three Months Ended September 30, 2020:
•1,453,000 square feet of New York Office space (1,121,000 square feet at share) at an initial rent of $92.74 per square foot and a weighted average lease term of 19.6 years. Primarily resulting from 730,000 square feet (694,000 at our share) for the new Facebook lease at Farley Office and 633,000 square feet (348,000 at our share) for the New York University long-term renewal at One Park Avenue. The changes in the GAAP and cash mark-to-market rent on the 419,000 square feet of second generation space were positive 26.2% and 7.7%, respectively. Tenant improvements and leasing commissions were $8.86 per square foot per annum, or 9.6% of initial rent.
•25,000 square feet of New York Retail space (22,000 square feet at share) at an initial rent of $311.39 per square foot and a weighted average lease term of 7.1 years. The changes in the GAAP and cash mark-to-market rent on the 11,000 square feet of second generation space were negative 15.3% and 27.8%, respectively. Tenant improvements and leasing commissions were $14.49 per square foot per annum, or 4.7% of initial rent.
•44,000 square feet at theMART (all at share) at an initial rent of $59.38 per square foot and a weighted average lease term of 5.2 years. The changes in the GAAP and cash mark-to-market rent on the 44,000 square feet of second generation space were negative 1.5% and 1.8%, respectively. Tenant improvements and leasing commissions were $3.00 per square foot per annum, or 5.1% of initial rent.
•90,000 square feet at 555 California Street (63,000 square feet at share), which resulted from a tenant's exercise of a five-year renewal option. The renewal has been excluded from the leasing activity statistics as the starting rent will be determined in 2021 based on fair market value.
Leasing Activity For The Nine Months Ended September 30, 2020:
•2,068,000 square feet of New York Office space (1,709,000 square feet at share) at an initial rent of $90.62 per square foot and a weighted average lease term of 14.9 years. The initial rent of $90.62 excludes the rent on 174,000 square feet as the starting rent will be determined in 2021 based on fair market value. The changes in the GAAP and cash mark-to-market rent on the 777,000 square feet of second generation space were positive 12.0% and 5.3%, respectively. Tenant improvements and leasing commissions were $8.84 per square foot per annum, or 9.8% of initial rent.
•63,000 square feet of New York Retail space (59,000 square feet at share) at an initial rent of $265.44 per square foot and a weighted average lease term of 6.3 years. The changes in the GAAP and cash mark-to-market rent on the 42,000 square feet of second generation space were positive 18.4% and 6.7%, respectively. Tenant improvements and leasing commissions were $25.25 per square foot per annum, or 9.5% of initial rent.
•317,000 square feet at theMART (all at share) at an initial rent of $50.12 per square foot and a weighted average lease term of 8.8 years. The changes in the GAAP and cash mark-to-market rent on the 312,000 square feet of second generation space were positive 1.5% and negative 1.6%, respectively. Tenant improvements and leasing commissions were $4.24 per square foot per annum, or 8.5% of initial rent.
•101,000 square feet at 555 California Street (71,000 square feet at share) at an initial rent of $105.66 per square foot and a weighted average lease term of 4.8 years. The initial rent of $105.66 excludes the rent on a five-year renewal option for 90,000 square feet (63,000 square feet at share) as the starting rent will be determined in 2021 based on fair market value. The changes in the GAAP and cash mark-to-market rent on the 8,000 square feet of second generation space were positive 36.7% and 23.7%, respectively. Tenant improvements and leasing commissions were $0.19 per square foot per annum, or 0.2% of initial rent.

Same Store Net Operating Income ("NOI") At Share:
The percentage (decrease) increase in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street are summarized below.

	Total	New York	theMART	555 California Street
Same store NOI at share % (decrease) increase(1):
Three months ended September 30, 2020 compared to September 30, 2019	(16.4)%	(14.5)%	(46.3)%	2.0%
Nine months ended September 30, 2020 compared to September 30, 2019	(14.7)%	(13.4)%	(34.9)%	0.7%
Three months ended September 30, 2020 compared to June 30, 2020	7.1%	10.5%	(26.6)%	6.2%

Same store NOI at share - cash basis % (decrease) increase(1):
Three months ended September 30, 2020 compared to September 30, 2019	(10.6)%	(9.0)%	(31.7)%	1.3%
Nine months ended September 30, 2020 compared to September 30, 2019	(7.7)%	(5.4)%	(30.5)%	0.2%
Three months ended September 30, 2020 compared to June 30, 2020	(3.0)%	(3.6)%	(1.1)%	3.4%
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(1)See pages 15 through 20 for same store NOI at share and same store NOI at share - cash basis reconciliations.
NOI At Share:
The elements of our New York and Other NOI at share for the three and nine months ended September 30, 2020 and 2019 and the three months ended June 30, 2020 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2020
	2020	2019		2020	2019
New York:
Office(1)(2)	$159,981	$177,469	$161,444	$504,630	$540,601
Retail(1)(3)	35,294	68,159	21,841	109,153	213,489
Residential	4,536	5,575	5,868	16,604	17,528
Alexander's	6,830	11,269	8,331	25,653	33,699
Hotel Pennsylvania(4)	(16,821)	3,012	(8,516)	(34,693)	1,227
Total New York	189,820	265,484	188,968	621,347	806,544

Other:
theMART(5)	13,171	24,862	17,803	52,087	79,359
555 California Street	15,618	15,265	14,837	45,686	45,124
Other investments(6)	1,924	1,919	1,032	4,966	23,184
Total Other	30,713	42,046	33,672	102,739	147,667

NOI at share	$220,533	$307,530	$222,640	$724,086	$954,211
____________________
(1)    Reflects the transfer of 45.4% of common equity in the properties contributed to Fifth Avenue and Times Square JV on April 18, 2019.
(2)    Includes the impact of non-cash write-offs of receivables arising from the straight-lining of rents, including the New York & Company, Inc. lease at 330 West 34th Street, of $4,368, $13,220 and $17,588, respectively, for the three months ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020. In addition, includes the impact of write-offs of tenant receivables deemed uncollectible of $5,112, $940 and $6,052, respectively, for the three months ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020.
(3)    Includes the impact of non-cash write-offs of receivables arising from the straight-lining of rents, including the JCPenney lease at Manhattan Mall, of $4,688, $20,436 and $25,124, respectively, for the three months ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020. In addition, includes the impact of write-offs of tenant receivables deemed uncollectible of $4,668, $6,731 and $11,399, respectively, for the three months ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020. The nine months ended September 30, 2019 includes $13,832 of non-cash write-offs of receivables arising from the straight-lining of rents.
(4)    The Hotel Pennsylvania has been closed since April 1, 2020 as a result of the COVID-19 pandemic. The three and nine months ended September 30, 2020 include a $9,246 severance accrual for furloughed union employees.
(5)    The decrease in NOI at share is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.
(6)    2019 includes our share of PREIT (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020) and UE (sold on March 4, 2019).

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three and nine months ended September 30, 2020 and 2019 and the three months ended June 30, 2020 are summarized below.

(Amounts in thousands)	For the Three Months Ended			For the Nine Months Ended September 30,
	September 30,		June 30, 2020
	2020	2019		2020	2019
New York:
Office(1)(2)	$162,357	$174,796	$175,438	$524,830	$537,972
Retail(1)(3)	36,476	65,636	38,913	124,430	213,298
Residential	4,178	5,057	5,504	15,541	16,131
Alexander's	9,899	11,471	10,581	31,574	34,320
Hotel Pennsylvania(4)	(16,829)	2,964	(8,525)	(34,718)	1,082
Total New York	196,081	259,924	221,911	661,657	802,803

Other:
theMART(5)	17,706	26,588	17,765	58,176	83,484
555 California Street	15,530	15,325	15,005	45,970	45,665
Other investments(6)	2,197	1,656	2,149	6,530	22,789
Total Other	35,433	43,569	34,919	110,676	151,938

NOI at share - cash basis	$231,514	$303,493	$256,830	$772,333	$954,741
____________________
(1)    Reflects the transfer of 45.4% of common equity in the properties contributed to Fifth Avenue and Times Square JV on April 18, 2019.
(2)    Includes the impact of write-offs of tenant receivables deemed uncollectible of $5,112, $940 and $6,052, respectively, for the three months ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020.
(3)    Includes the impact of write-offs of tenant receivables deemed uncollectible of $4,668, $6,731 and $11,399, respectively, for the three months ended September 30, 2020 and June 30, 2020 and the nine months ended September 30, 2020.
(4)    The Hotel Pennsylvania has been closed since April 1, 2020 as a result of the COVID-19 pandemic. The three and nine months ended September 30, 2020 include a $9,246 severance accrual for furloughed union employees.
(5)    The decrease in NOI at share - cash basis is primarily due to the effects of the COVID-19 pandemic, causing trade shows to be cancelled from late March 2020 through the remainder of the year.
(6)    2019 includes our share of PREIT (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020) and UE (sold on March 4, 2019).

Penn District - Active Development/Redevelopment Summary as of September 30, 2020

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.								Projected Incremental Cash Yield
Active Penn District Projects	Segment		Budget(1)		Amount Expended		Remainder to be Expended		Stabilization Year
Farley (95% interest)	New York	844,000	1,030,000	(2)	736,155	(3)	293,845		2022	7.4%
PENN2 - as expanded(4)	New York	1,795,000	750,000		80,684		669,316		2024	8.4%
PENN1(5)	New York	2,545,000	325,000		137,048		187,952		N/A	13.5%(5)(6)
Districtwide Improvements	New York	N/A	100,000		15,538		84,462		N/A	N/A
Total Active Penn District Projects			2,205,000		969,425		1,235,575	(7)		8.3%
________________________________
(1)    Excluding debt and equity carry.
(2)    Net of 135,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)    The amount expended has been reduced by 88,000 of historic tax credit investor contributions to date.
(4)    PENN2 (including signage) estimated impact on cash basis NOI and FFO of square feet taken out of service:

	2020	2021	2022
Square feet out of service at end of year	1,140,000	1,190,000	1,200,000
Year-over-year reduction in Cash Basis NOI(i)	(25,000)	(14,000)	—
Year-over-year reduction in FFO(ii)	(19,000)	—	—
________________________________
(i) After capitalization of real estate taxes and operating expenses on space out of service.
(ii) Net of capitalized interest on space out of service under redevelopment.

(5)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 13.5% projected return is before the ground rent reset in 2023, which may be material.
(6)    Achieved as existing leases roll; average remaining lease term 4.8 years.
(7)    Expected to be funded from 220 CPS net sales proceeds and existing cash.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.

Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Wednesday, November 4, 2020 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-771-4371 (domestic) or 847-585-4405 (international) and indicating to the operator the passcode 49978074. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Joseph Macnow
(212) 894-7000
Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019 and "Item 1A. Risk Factors" in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it will have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will depend on future developments, including the duration of the pandemic, which are highly uncertain at this time but that impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2019, as well as the risks set forth in "Item 1A. Risk Factors" in Part II of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020.

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except unit, share, and per share amounts)	As of
	September 30, 2020	December 31, 2019
ASSETS
Real estate, at cost:
Land	$2,589,452	$2,591,261
Buildings and improvements	8,004,206	7,953,163
Development costs and construction in progress	1,514,941	1,490,614
Moynihan Train Hall development expenditures	1,223,600	914,960
Leasehold improvements and equipment	128,642	124,014
Total	13,460,841	13,074,012
Less accumulated depreciation and amortization	(3,155,416)	(3,015,958)
Real estate, net	10,305,425	10,058,054
Right-of-use assets	374,805	379,546
Cash and cash equivalents	1,411,047	1,515,012
Restricted cash	79,291	92,119
Marketable securities	—	33,313
Tenant and other receivables	103,051	95,733
Investments in partially owned entities	3,504,328	3,999,165
Real estate fund investments	3,739	222,649
220 Central Park South condominium units ready for sale	181,041	408,918
Receivable arising from the straight-lining of rents	678,381	742,206
Deferred leasing costs, net of accumulated amortization of $191,093 and $196,229	385,089	353,986
Identified intangible assets, net of accumulated amortization of $95,567 and $98,587	25,746	30,965
Other assets	510,955	355,347
	$17,562,898	$18,287,013
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgages payable, net	$5,639,151	$5,639,897
Senior unsecured notes, net	446,482	445,872
Unsecured term loan, net	796,499	745,840
Unsecured revolving credit facilities	575,000	575,000
Lease liabilities	425,646	498,254
Moynihan Train Hall obligation	1,223,600	914,960
Special dividend/distribution payable	—	398,292
Accounts payable and accrued expenses	430,446	440,049
Deferred revenue	45,473	59,429
Deferred compensation plan	98,543	103,773
Other liabilities	302,622	265,754
Total liabilities	9,983,462	10,087,120
Commitments and contingencies
Redeemable noncontrolling interests:
Class A units - 13,670,466 and 13,298,956 units outstanding	594,934	884,380
Series D cumulative redeemable preferred units - 141,401 units outstanding	4,535	4,535
Total redeemable noncontrolling partnership units	599,469	888,915
Redeemable noncontrolling interest in a consolidated subsidiary	94,282	—
Total redeemable noncontrolling interests	693,751	888,915
Shareholders' equity:
Preferred shares of beneficial interest: no par value per share; authorized 110,000,000 shares; issued and outstanding 36,793,402 and 36,795,640 shares	891,156	891,214
Common shares of beneficial interest: $0.04 par value per share; authorized 250,000,000 shares; issued and outstanding 191,260,981 and 190,985,677 shares	7,629	7,618
Additional capital	8,123,524	7,827,697
Earnings less than distributions	(2,463,635)	(1,954,266)
Accumulated other comprehensive loss	(89,834)	(40,233)
Total shareholders' equity	6,468,840	6,732,030
Noncontrolling interests in consolidated subsidiaries	416,845	578,948
Total equity	6,885,685	7,310,978
	$17,562,898	$18,287,013

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues	$363,962	$465,961	$1,151,520	$1,463,732

Income (loss) from continuing operations	$68,736	$363,857	$(253,119)	$3,173,671
Loss from discontinued operations	—	(8)	—	(85)
Net income (loss)	68,736	363,849	(253,119)	3,173,586
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	848	(5,774)	141,003	(34,045)
Operating Partnership	(3,884)	(22,637)	10,090	(197,354)
Net income (loss) attributable to Vornado	65,700	335,438	(102,026)	2,942,187
Preferred share dividends	(12,530)	(12,532)	(37,591)	(37,598)
Net income (loss) attributable to common shareholders	$53,170	$322,906	$(139,617)	$2,904,589

Income (loss) per common share - basic:
Net income (loss) per common share	$0.28	$1.69	$(0.73)	$15.22
Weighted average shares outstanding	191,162	190,814	191,102	190,762

Income (loss) per common share - diluted:
Net income (loss) income per common share	$0.28	$1.69	$(0.73)	$15.20
Weighted average shares outstanding	191,162	191,024	191,102	191,027

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$278,507	$279,509	$612,123	$691,522
Per diluted share (non-GAAP)	$1.46	$1.46	$3.20	$3.62

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$112,595	$170,966	$356,065	$494,936
Per diluted share (non-GAAP)	$0.59	$0.89	$1.86	$2.59

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	191,188	191,024	191,155	191,024

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) attributable to common shareholders	$53,170	$322,906	$(139,617)	$2,904,589
Per diluted share	$0.28	$1.69	$(0.73)	$15.20

FFO adjustments:
Depreciation and amortization of real property	$99,045	$89,479	$269,360	$303,415
Net gains on sale of real estate	—	(178,769)	—	(178,769)
Net gain on transfer to Fifth Avenue and Times Square JV on April 18, 2019, net of $11,945 attributable to noncontrolling interests	—	—	—	(2,559,154)
Real estate impairment losses	—	—	—	31,436
Net gain from sale of UE common shares (sold on March 4, 2019)	—	—	—	(62,395)
Decrease (increase) in fair value of marketable securities:
PREIT (accounted for as a marketable security from March 12, 2019 and sold on January 23, 2020)	—	4,875	4,938	19,211
Lexington (sold on March 1, 2019)	—	—	—	(16,068)
Other	—	(7)	—	(48)
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Non-cash impairment loss on our investment in Fifth Avenue and Times Square JV, reversing a portion of the $2.559 billion gain recognized on the April 2019 transfer to the Joint Venture attributable to the GAAP required write-up of the retained interest	103,201	—	409,060	—
Depreciation and amortization of real property	38,987	37,696	119,146	97,317
Decrease in fair value of marketable securities	385	291	3,511	1,988
	241,618	(46,435)	806,015	(2,363,067)
Noncontrolling interests' share of above adjustments	(16,292)	3,024	(54,311)	149,957
FFO adjustments, net	$225,326	$(43,411)	$751,704	$(2,213,110)

FFO attributable to common shareholders	278,496	279,495	612,087	691,479
Convertible preferred share dividends	11	14	36	43
FFO attributable to common shareholders plus assumed conversions	$278,507	$279,509	$612,123	$691,522
Per diluted share	$1.46	$1.46	$3.20	$3.62

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,162	190,814	191,102	190,762
Effect of dilutive securities:
Convertible preferred shares	26	34	28	35
Employee stock options and restricted share awards	—	176	25	227
Denominator for FFO per diluted share	191,188	191,024	191,155	191,024
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of depreciable real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. A reconciliation of our net income (loss) attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions is provided above. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 3 of this press release.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income (loss) to NOI at share and NOI at share - cash basis for the three and nine months ended September 30, 2020 and 2019 and the three months ended June 30, 2020.

	For the Three Months Ended			For the Nine Months Ended September 30,
(Amounts in thousands)	September 30,		June 30, 2020
	2020	2019		2020	2019
Net income (loss)	$68,736	$363,849	$(217,352)	$(253,119)	$3,173,586
Depreciation and amortization expense	107,013	96,437	92,805	292,611	326,181
General and administrative expense	32,407	33,237	35,014	120,255	130,129
Expense from transaction related costs and impairment losses and (gain from lease liability extinguishment), net	584	1,576	(69,221)	(68,566)	103,315
Loss (income) from partially owned entities	80,909	(25,946)	291,873	353,679	(56,139)
Loss (income) from real estate fund investments	13,823	(2,190)	28,042	225,328	13,780
Interest and other investment (income) loss, net	(1,729)	(3,045)	2,893	7,068	(15,930)
Interest and debt expense	57,371	61,448	58,405	174,618	226,940
Net gain on transfer to Fifth Avenue and Times Square JV	—	—	—	—	(2,571,099)
Net gains on disposition of wholly owned and partially owned assets	(214,578)	(309,657)	(55,695)	(338,862)	(641,664)
Income tax expense	23,781	23,885	1,837	38,431	80,542
Loss from discontinued operations	—	8	—	—	85
NOI from partially owned entities	78,175	86,024	69,487	229,543	236,400
NOI attributable to noncontrolling interests in consolidated subsidiaries	(25,959)	(18,096)	(15,448)	(56,900)	(51,915)
NOI at share	220,533	307,530	222,640	724,086	954,211
Non cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	10,981	(4,037)	34,190	48,247	530
NOI at share - cash basis	$231,514	$303,493	$256,830	$772,333	$954,741

    NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies. NOI at share - cash basis includes rent that has been deferred as a result of the COVID-19 pandemic. Rent deferrals generally require repayment in monthly installments over a period of time not to exceed twelve months.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2020 compared to September 30, 2019.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2020	$220,533	$189,820	$13,171	$15,618	$1,924
Less NOI at share from:
Development properties	(4,284)	(4,288)	—	4	—
Hotel Pennsylvania (closed beginning April 1, 2020)	16,821	16,821	—	—	—
Other non-same store (income) expense, net	(3,273)	(1,318)	(102)	71	(1,924)
Same store NOI at share for the three months ended September 30, 2020	$229,797	$201,035	$13,069	$15,693	$—

NOI at share for the three months ended September 30, 2019	$307,530	$265,484	$24,862	$15,265	$1,919
Less NOI at share from:
Development properties	(18,299)	(18,299)	—	—	—
Hotel Pennsylvania (closed beginning April 1, 2020)	(3,012)	(3,012)	—	—	—
Other non-same store (income) expense, net	(11,446)	(9,121)	(524)	118	(1,919)
Same store NOI at share for the three months ended September 30, 2019	$274,773	$235,052	$24,338	$15,383	$—

(Decrease) increase in same store NOI at share for the three months ended September 30, 2020 compared to September 30, 2019	$(44,976)	$(34,017)	$(11,269)	$310	$—

% (decrease) increase in same store NOI at share	(16.4)%	(14.5)%	(46.3)%	2.0%	—%

    Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

    Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2020 compared to September 30, 2019.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2020	$231,514	$196,081	$17,706	$15,530	$2,197
Less NOI at share - cash basis from:
Development properties	(7,729)	(7,733)	—	4	—
Hotel Pennsylvania (closed beginning April 1, 2020)	16,829	16,829	—	—	—
Other non-same store (income) expense, net	(5,165)	(2,865)	(131)	28	(2,197)
Same store NOI at share - cash basis for the three months ended September 30, 2020	$235,449	$202,312	$17,575	$15,562	$—

NOI at share - cash basis for the three months ended September 30, 2019	$303,493	$259,924	$26,588	$15,325	$1,656
Less NOI at share - cash basis from:
Dispositions	(693)	(693)	—	—	—
Development properties	(23,839)	(23,839)	—	—	—
Hotel Pennsylvania (closed beginning April 1, 2020)	(2,964)	(2,964)	—	—	—
Other non-same store (income) expense, net	(12,631)	(10,156)	(863)	44	(1,656)
Same store NOI at share - cash basis for the three months ended September 30, 2019	$263,366	$222,272	$25,725	$15,369	$—

(Decrease) increase in same store NOI at share - cash basis for the three months ended September 30, 2020 compared to September 30, 2019	$(27,917)	$(19,960)	$(8,150)	$193	$—

% (decrease) increase in same store NOI at share - cash basis	(10.6)%	(9.0)%	(31.7)%	1.3%	—%

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2020 compared to September 30, 2019.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the nine months ended September 30, 2020	$724,086	$621,347	$52,087	$45,686	$4,966
Less NOI at share from:
Development properties	(25,935)	(25,935)	—	—	—
Hotel Pennsylvania (closed beginning April 1, 2020)	25,337	25,337	—	—	—
Other non-same store (income) expense, net	(20,796)	(15,480)	(524)	174	(4,966)
Same store NOI at share for the nine months ended September 30, 2020	$702,692	$605,269	$51,563	$45,860	$—

NOI at share for the nine months ended September 30, 2019	$954,211	$806,544	$79,359	$45,124	$23,184
Less NOI at share from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(35,770)	(35,770)	—	—	—
Dispositions	(7,358)	(7,358)	—	—	—
Development properties	(53,439)	(53,439)	—	—	—
Hotel Pennsylvania (closed beginning April 1, 2020)	(7,043)	(7,043)	—	—	—
Other non-same store (income) expense, net	(26,762)	(3,795)	(180)	397	(23,184)
Same store NOI at share for the nine months ended September 30, 2019	$823,839	$699,139	$79,179	$45,521	$—

(Decrease) increase in same store NOI at share for the nine months ended September 30, 2020 compared to September 30, 2019	$(121,147)	$(93,870)	$(27,616)	$339	$—

% (decrease) increase in same store NOI at share	(14.7)%	(13.4)%	(34.9)%	0.7%	—%

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the nine months ended September 30, 2020 compared to September 30, 2019.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the nine months ended September 30, 2020	$772,333	$661,657	$58,176	$45,970	$6,530
Less NOI at share - cash basis from:
Development properties	(35,338)	(35,338)	—	—	—
Hotel Pennsylvania (closed beginning April 1, 2020)	25,354	25,354	—	—	—
Other non-same store (income) expense, net	(31,287)	(24,222)	(553)	18	(6,530)
Same store NOI at share - cash basis for the nine months ended September 30, 2020	$731,062	$627,451	$57,623	$45,988	$—

NOI at share - cash basis for the nine months ended September 30, 2019	$954,741	$802,803	$83,484	$45,665	$22,789
Less NOI at share - cash basis from:
Change in ownership interests in properties contributed to Fifth Avenue and Times Square JV	(32,905)	(32,905)	—	—	—
Dispositions	(8,153)	(8,153)	—	—	—
Development properties	(71,547)	(71,547)	—	—	—
Hotel Pennsylvania (closed beginning April 1, 2020)	(6,947)	(6,947)	—	—	—
Other non-same store (income) expense, net	(43,004)	(19,946)	(519)	250	(22,789)
Same store NOI at share - cash basis for the nine months ended September 30, 2019	$792,185	$663,305	$82,965	$45,915	$—

(Decrease) increase in same store NOI at share - cash basis for the nine months ended September 30, 2020 compared to September 30, 2019	$(61,123)	$(35,854)	$(25,342)	$73	$—

% (decrease) increase in same store NOI at share - cash basis	(7.7)%	(5.4)%	(30.5)%	0.2%	—%

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2020 compared to June 30, 2020.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended September 30, 2020	$220,533	$189,820	$13,171	$15,618	$1,924
Less NOI at share from:
Development properties	(4,284)	(4,288)	—	4	—
Hotel Pennsylvania (closed beginning April 1, 2020)	16,821	16,821	—	—	—
Other non-same store (income) expense, net	(2,958)	(1,003)	(102)	71	(1,924)
Same store NOI at share for the three months ended September 30, 2020	$230,112	$201,350	$13,069	$15,693	$—

NOI at share for the three months ended June 30, 2020	$222,640	$188,968	$17,803	$14,837	$1,032
Less NOI at share from:
Development properties	(7,380)	(7,376)	—	(4)	—
Hotel Pennsylvania (closed beginning April 1, 2020)	8,516	8,516	—	—	—
Other non-same store income, net	(9,010)	(7,920)	—	(58)	(1,032)
Same store NOI at share for the three months ended June 30, 2020	$214,766	$182,188	$17,803	$14,775	$—

Increase (decrease) in same store NOI at share for the three months ended September 30, 2020 compared to June 30, 2020	$15,346	$19,162	$(4,734)	$918	$—

% increase (decrease) in same store NOI at share	7.1%	10.5%	(26.6)%	6.2%	—%

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

    Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended September 30, 2020 compared to June 30, 2020.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended September 30, 2020	$231,514	$196,081	$17,706	$15,530	$2,197
Less NOI at share - cash basis from:
Development properties	(7,729)	(7,733)	—	4	—
Hotel Pennsylvania (closed beginning April 1, 2020)	16,829	16,829	—	—	—
Other non-same store (income) expense, net	(4,846)	(2,546)	(131)	28	(2,197)
Same store NOI at share - cash basis for the three months ended September 30, 2020	$235,768	$202,631	$17,575	$15,562	$—

NOI at share - cash basis for the three months ended June 30, 2020	$256,830	$221,911	$17,765	$15,005	$2,149
Less NOI at share - cash basis from:
Development properties	(9,478)	(9,474)	—	(4)	—
Hotel Pennsylvania (closed beginning April 1, 2020)	8,525	8,525	—	—	—
Other non-same store (income) expense, net	(12,772)	(10,670)	—	47	(2,149)
Same store NOI at share - cash basis for the three months ended June 30, 2020	$243,105	$210,292	$17,765	$15,048	$—

(Decrease) increase in same store NOI at share - cash basis for the three months ended September 30, 2020 compared to June 30, 2020	$(7,337)	$(7,661)	$(190)	$514	$—

% (decrease) increase in same store NOI at share - cash basis	(3.0)%	(3.6)%	(1.1)%	3.4%	—%